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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 31, 1997, except as to Notes 1, 9 and 14 which are as of August 26, 1997, relating to the financial statements of Steri-Oss, Inc., which appear in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the years ended December 31, 1994 and 1995, and for the period from January 1, 1996 through November 15, 1996 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE LLP

Costa Mesa, California
August 26, 1997